                                                                  Exhibit 10.27

                                    Exhibit C

NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE
UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN OR
THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) TILE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES (REASONABLY CONCURRED WITH BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. ______
ISSUED: August 31, 1999
VOID AFTER: August 31, 2001

                        DELPHI INFORMATION SYSTEMS, INC.

                                     WARRANT

      THIS IS TO CERTIFY that, subject to the terms and conditions hereof, InfoSpace.com, Inc. (the "Holder") or assigns is entitled, at any time on or after August 31, 2000 but not later than 5:00 p.m., Seattle time, on August 31, 2001 (the "Exercise Period"), subject to the provisions hereof, to purchase in whole or from time to time in part up to 250,000, fully paid and nonassessable shares of Common Stock, $.10 par value per share, of Delphi Information Systems, Inc., a Delaware corporation (the "Company"), at a price of $15.00 per share for the period beginning the date hereof until August 31, 2000, and, thereafter, $20.00 per share between August 31, 2000 until August 31, 2001 (the "Exercise Price") (such number of shares subject to this Warrant and such Exercise Price being subject to adjustment as provided herein). As used herein, the term "Warrant Stock" shall mean the Company's Common Stock. This Warrant is being issued pursuant to an Internet Promotion Agreement dated as of August 31, 1999 between the Holder and the Company (the "Promotion Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Promotion Agreement.

1. Exercise

      1.1 Warrant Stock Eligible to be Purchased

            1.1.1 Vesting of Warrants

      Subject to the provisions of Section 1.1.2, the right to purchase Warrant Stock shall vest according to the following schedule (each date upon which such shares vest being referred to herein as a "Vesting Date"):
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                                              Number of Shares or Warrant
                                            Stock Eligible to be Purchased
              Vesting Dare                      (the "Eligible Shares")
--------------------------------------------------------------------------------
            September 30, 1999                          62,500
--------------------------------------------------------------------------------
            December 31, 1999                           62,500
--------------------------------------------------------------------------------
            March 31, 2000                             125,000
--------------------------------------------------------------------------------

            1.1.2 Condition to Vesting

      On each Vesting Date, if Holder has failed to post Promotional Placements pursuant to the terms of the Promotion Agreement, then the Eligible Shares that would otherwise vest on such Vesting Date shall not vest as of such date and shall not be eligible to be purchased pursuant to this Warrant.

            1.1.3 Termination of Vesting; Accelerated Vesting

      In the event that the Promotion Agreement is terminated for any reason other than as a result of a material breach by the Company, then all future vesting shall terminate as of the date of such termination, and any shares of Warrant Stock that are unvested on such date shall not be eligible to be purchased pursuant to this Warrant. In the event that InfoSpace.com terminates the Promotion Agreement due to a material breach by the Company that is not cured as provided in Section 6.2 of the Promotion Agreement, then this Warrant shall vest in full upon such termination and all shares of Warrant Stock shall become Eligible Shares. In the event that the Company terminates the Promotion Agreement due to a material breach by InfoSpace.com then this Warrant shall terminate immediately, and InfoSpace.com shall forfeit the right to purchase any additional shares pursuant hereto, whether or not such shares are Eligible Shares as of the date of such termination.

            1.2 Procedure for Exercise

      Subject to the foregoing, this Warrant may be exercised by the Holder, as to those shares of Warrant Stock for which this Warrant is then exercisable as determined in accordance with Section 1.1, at any time during the Exercise Period in whole or part by delivering to the Company, at the address of the Company set forth in Section 17, (a) the form of Exercise Notice attached hereto duly completed and executed by the Holder, (b) this Warrant certificate, and (c) cash or a bank cashier's check payable to the Company in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "Purchase Price"). The Holder will be deemed to be the holder of record of the shares of Common Stock as to which the Warrant was exercised in accordance with this Warrant, effective at the close of business, Seattle time, on the date such exercise is completed and all documents specified above are delivered to the Company.

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            1.3 Net Exercise

      Notwithstanding the payment provisions set forth above, the Holder may elect to exercise this Warrant by converting this Warrant into shares of Warrant Stock as provided in this Section 1.3, such election to be effected by surrender of this Warrant at the principal office of the Company, together with the Notice of Exercise indicating such election, in which case the Company shall issue to the Holder the number of shares of Warrant Stock determined as follows:

                                    X = Y (A-B)
                                        -------
                                           A

      Where:     X = the number of shares of Warrant Stock to be issued

                 Y = the number of shares of Warrant Stock as to which the
                     Warrant is being exercised (which in no case may exceed the number of Eligible Shares which remain to be exercised as of such date)

                 A = the Fair Market Value (as defined below) of one (1) share of Warrant Stock

                 B = the Exercise Price

      For purposes of this Section 1.3, the Fair Market Value of a share of Warrant Stock shall mean:

            1.3.1 The average of the closing bid and asked prices of the Warrant Stock quoted in the Over-the-Counter Market Summary or the closing price quoted on the Nasdaq National Market, Nasdaq SmallCap Market or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value (with appropriate adjustments being made to reflect any stock split, stock dividend, stock combination or similar recapitalization affecting the Common Stock from the first day of such ten trading day period until the date of determination);

            1.3.2 If the Warrant Stock is not traded Over-the-Counter or on the Nasdaq National Market, the Nasdaq SmallCap Market or an exchange, fair market value of the Warrant Stock per share shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares of Warrant Stock as such price shall be agreed by the parties hereto, or if agreement cannot be reached within five (5) business days of delivery of the notice pursuant to Section 1(b) hereof, as shall be determined by a panel of appraisers. One appraiser shall be selected by the Holder, one appraiser shall be chosen by the Company and the third appraiser shall be chosen by the first two appraisers. If the appraisers cannot reach agreement as to the fair market value on the foregoing basis on or before the thirtieth (30th) day following the Holder's notice of election pursuant to this
Section 1.3, then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall be the fair market value of a share of Warrant Stock. In the event that the Company fails to choose an appraiser or the three appraisers fail to deliver an appraisal on or before the thirtieth (30th) day after such notice, the appraisal of the appraiser selected by the Holder shall control and shall be fair market value for the purposes of this Warrant. The cost of the appraiser selected by each party shall be borne by that party and the cost of the third appraiser shall be borne one-half (1/2) by each party. In the event that the Company does not select an appraiser or three appraisals are not received on or before the thirtieth (30th) day after such notice of election, the Company shall pay one-half (1/2) the

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cost of the Holder's appraiser. Appraisers selected under this Section 1.3.2 must be unaffiliated with the Holder and the Company and must have reasonable professional qualifications for the appraisal.

            1.3.3 In the event this Warrant is exercised for the purpose of offering the Warrant Stock in a firm underwritten public offering of Common Stock with a fixed offering price (as opposed to an auction rate or other market driven price), the Fair Market Value per share shall be deemed to be equal to the per share offering price to the public in such public offering. In such event, at the election of the Holder, this Warrant may be exercised contingent upon and effective as of the closing of such public offering and, at the election of the Holder, the exercise of this Warrant may be further conditioned upon the sale of all or a portion of such Warrant Stock in such public offering.

            1.3.4 In conjunction with a Reorganization (as defined in Section
4), then the Fair Market Value per share shall be the value received by the holders of Warrant Stock pursuant to such transaction for each share of Warrant Stock, and such purchase shall be effective upon the closing of such transaction, subject to the due, proper and prior surrender of this Warrant.

2. Delivery of Stock Certificate

      Within twenty days after the exercise of this Warrant (in full or in part) and payment of the Purchase Price then due, the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise and (b) if applicable, a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant shall not have been previously exercised by the Holder or repurchased by the Company.

3. Covenants as to Warrant Stock

      The Company covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of Warrant Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges solely with respect to the issuance thereof. The Company further covenants and agrees that the Company will from time to time take all such action as may be requisite to assure that the stated or par value per share of Warrant Stock is at all times equal to or less than the then effective Exercise Price per share of Warrant Stock issuable upon exercise of this Warrant. If and so long as the Common Stock issuable upon the exercise of the rights represented by this Warrant is listed on any national securities exchange or quotation system, the Company will, if permitted by the rules of such exchange or quotation system, use its best efforts to list and keep listed on such exchange or quotation system, upon official notice of issuance, all shares of such capital stock.

4. Termination Upon Reorganization

      Simultaneous with the closing of a merger, consolidation, acquisition of all or substantially all of the assets or stock, of the Company by another entity (the "Surviving Entity") as a result of

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which the stockholders of the Company will own less than 50% of the voting capital stock of the surviving entity or the entity that controls such surviving entity immediately after the transaction or, in the case of a sale of assets, the Company will own after the transaction less than 50% of the assets owned by the Company prior to the transaction (collectively, a "Reorganization") prior to the expiration of the Exercise Period, as a result of which the stockholders of the Company receive cash, stock or other property in respect of their shares of Warrant Stock, this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that (a) the Company shall have delivered to the Holder notice of the Reorganization no less than ten (10) business days before the date scheduled for closing of the Reorganization, and (b) at the closing of such Reorganization this Warrant will be exchanged for a warrant to purchase such kind and number of shares of capital stock or other securities or property of the Company or the Surviving Entity to which the Holder would have been entitled if it had held the Warrant Stock issuable upon the exercise hereof immediately prior to such Reorganization, which warrant shall have the same terms and conditions hereof.

5. Adjustments for Certain Issuances

      5.11 Stock Splits and Reverse Stock Splits

      If the Company shall issue any shares of Warrant Stock as a stock dividend or subdivide the number of outstanding shares of Warrant Stock into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant (and the number of Eligible Shares then existing and which will become Eligible Shares on all of the succeeding Vesting Dates) shall be proportionately increased; and, conversely, if the Company shall reduce the number of outstanding shares of Warrant Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant (and the number of Eligible Shares then existing and which will become Eligible Shares on all the succeeding Vesting Dates) shall be proportionately decreased. Upon each adjustment in the Exercise Price pursuant to this Section 5, the number of shares of Warrant Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter. The Holder shall be entitled to the same notice and information regarding such dividend or subdivision as is furnished to holders of Warrant Stock, which notice shall be sent to the Holder no later than the date such notice is sent to all holders of Warrant Stock.

      5.2 Other Dividends and Distributions

In case the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution other than as described in Section 5.1, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, then the Company will mail or cause to be mailed to the Holder a notice specifying the date on which a record is to be taken for the purpose of such dividend, distribution or right (the

"Record Date"), and stating the amount and character of such dividend, distribution or right. Such notice shall be mailed at least 5 days prior to the Record Date therein specified.

6. Fractional Shares

      No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined under paragraph
1.3 above) on the date of exercise.

7. Restrictions on Transfer

      Neither this Warrant nor any securities purchased upon exercise of this Warrant may be transferred unless (a) such transfer is registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws, (b) the Company has received a legal opinion reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws; or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

8. Legend

      A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred; provided, however, that such legend shall not be required and a stop transfer restriction order shall not be placed if (i) in the opinion of counsel to the Holder (reasonably concurred with by counsel to the Company) registration of any future transfer is not required by the applicable provisions of the Securities Act; or (ii) The Company shall have waived the requirements of such legends.

9. Holder its Owner

      Subject to the terms of Section 7, the Company may deem and treat the Holder of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

10. Warrantholder Rights

      10.1 Registration Rights in Connection with Warrant Stock

      Upon exercise of all or part of this Warrant, the holder of the Warrant Stock shall be entitled to the registration rights with respect to the Warrant Stock set forth in Exhibit E of the Promotion Agreement.

      10.2 No Rights As a Stockholder

      Other than as set forth in Section 10.1 above, this Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company or to any other rights whatsoever except the rights stated herein; and except as otherwise provided herein, no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that this Warrant shall be exercised.

11. Construction

      The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Delaware. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

12. Expiration

      This Warrant shall be void and all rights represented thereby shall cease unless exercised during the Exercise Period. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

13. Exchange of Warrant

      This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

14. Lost Warrant Certificate

      If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request in writing from the Holder and subject to compliance by Holder with the following sentence, issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant. The Holder shall reimburse the Company for any and all expenses and costs incurred by the Company in connection with issuing a new Warrant under this Section.

15. Waivers and Amendments

      This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

16. Successors and Assigns.

      This Warrant shall be binding upon the Company and inure to the benefit of lnfoSpace.com and its successors and assigns.


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17. Notices.

      All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, reputable overnight courier service, telecopier or mailed by United States mail, first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

      If to the Holder:

      InfoSpace.com, Inc.

      15375 N.E. 90th Street
      Redmond, WA 98052
      Fax:(425) 883-4846

      Attention: General Counsel

      If to the Company:

      Delphi Information Systems, Inc.
      3501 Algonquin Road
      Suite 500
      Rolling Meadows, Illinois 60008
      Attention: Chief Financial Officer

      With copies to: Delphi's Law Department

      Each of the foregoing parties shall be entitled to specify a different address by giving five days' advance written notice as aforesaid to the other parties. All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and
(ii) in the case of mailing, on the third business day following the date of such mailing.

18. Investment Intent

      By accepting this Warrant, the Holder represents that it is acquiring this Warrant (and upon exercise hereof will acquire any Warrant Stock) for investment and not with a view to, or for sale in connection with, any distribution thereof. Furthermore, the Company reserves the right, in connection with the exercise hereof, to require the Holder hereof to make appropriate representations and warranties regarding their status as an accredited investor and their investment intent, as the Company (in consultation with its counsel) determines to be necessary or appropriate.

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        DELPHI INFORMATION SERVICES, INC.


                                        By: /s/ Richard J. Baum
                                           -------------------------------------
                                        Its: CFO
                                            ------------------------------------

ACCEPTED AND AGREED:

InfoSpace.com, Inc.

By: Bernee D.L. Strom
   --------------------------------
Its: President & CEO
    -------------------------------
Date: 8/31/99
     ------------------------------


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                               NOTICE OF EXERCISE

TO DELPHI INFORMATION SYSTEMS, INC.

            1. The undersigned hereby elects to purchase __________ shares of Common Stock of Delphi Information Systems, Inc. pursuant to the terms of the attached Warrant.

            2. Method of Exercise (Please initial the applicable blank):

            ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

            ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1.3 of the Warrant.

            3. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

                                        ________________________________________
                                                         (Name)


                                        ________________________________________

                                        ________________________________________
                                                       (Address)

            4. The undersigned hereby agrees with and represents to the Company that said shares of common stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and agrees that the exercise of the Warrant and the issuance and transfer of the common stock to be purchased are subject to Section 7 of the Warrant.

      Dated:_______________________


                                        ________________________________________
                                        Holder

                                        By:_____________________________________
                                        Its:____________________________________